--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------

                                   FORM 8-K/A

                                ----------------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): FEBRUARY 16, 1999

                             ---------------------

                                7TH LEVEL, INC.
             (Exact name of registrant as specified in its charter)

                            ------------------------

          DELAWARE                        0-24936                      75-2480669
-----------------------------  -----------------------------  -----------------------------
(State or other jurisdiction     (Commission File Number)     (IRS Employer Identification
       of incorporation)                                                 Number)

        925 WESTCHESTER AVENUE
        WHITE PLAINS, NEW YORK                            10604
---------------------------------------  ---------------------------------------
    (Address of principal executive                    (Zip Code)
                offices)

       Registrant's telephone number, including area code: (914) 682-4300

                        1201 RICHARDSON DRIVE, SUITE 277
                            RICHARDSON, TEXAS 75080
         (Former name or former address, if changed since last report.)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    This Form 8-K/A is filed as an amendment to the Current Report on Form 8-K filed by 7(th) Level, Inc. (the "Company") on February 25, 1999 in connection with the Company's acquisition of all of the common stock and preferred stock of Street Technologies, Inc. ("Street").

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

    Pursuant to the terms of the Agreement and Plan of Merger, dated as of February 16, 1999, 7(th) Level Merger Corporation, a wholly owned subsidiary of the Company, merged with and into Street in exchange for (i) 677,954 shares of the Company's common stock, $.01 par value per share (the "Common Stock"), and 21,643.97 shares of the Company's Series D Preferred Stock (the "Series D Stock") for all the outstanding shares of Street common stock, $.0005 par value per share, and (ii) 4,276,300 shares of the Common Stock for all the outstanding shares of Street preferred stock, $.0005 par value per share. The Series D Stock has a liquidation preference of $1,000.00 per share and, upon approval by the Company's stockholders will automatically be converted into shares of the Common Stock at a conversion price of $3.00 per share. The exchange of shares was based on arm's length negotiations. Effective as of the date of the merger, Street changed its name to 7(th)Street.com, Inc. ("7(th) Street.com").

    The common and preferred stock of Street was acquired from Stephen Gott; Charterhouse Equity Partners II, L.P.; Safa Alai; Scott Near; and Chef Nominees Limited, none of whom had a material relationship with the Company, or an affiliate of the Company, director or officer.

    Street is an Internet-based provider of multimedia on-line learning and training products that incorporate audio, video and graphics using its own proprietary streaming technology. 7(th)Street.com markets its products to individuals, corporations and governmental organizations. 7(th)Street.com products include, among other features, testing, results feedback, and monitoring for group administrators. The technologies of the Company and 7(th)Street.com will be integrated to enhance the effectiveness of the resulting content.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

    a)  Financial statements of businesses acquired

       The following Audited Financial Statements of 7(th) Street.com are filed on the pages listed below:

Report of Independent Public Accountants-1998.................................         F-1
Report of Independent Public Accountants-1997.................................         F-2
Balance Sheets as of December 31, 1998 and 1997...............................         F-3
Statements of Operations for the years ended December 31, 1998 and 1997.......         F-4
Statements of Stockholders' Equity for the years ended December 31, 1998 and
  1997........................................................................         F-5
Statements of Cash Flows for the years ended December 31, 1998 and 1997.......         F-6
Notes to Financial Statements.................................................         F-7

    b)  Pro Forma financial information

       The following required pro forma financial information of the Company and 7(th) Street.com is filed on the pages listed below:

Pro Forma Condensed Balance Sheets as of December 31, 1998...................       F-17
Pro Forma Condensed Statements of Operations for the year ended December 31,
  1998.......................................................................       F-18

    c)  Exhibits

       23.1 Consent of KPMG LLP

       23.2 Consent of Arthur Andersen LLP

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of 7thStreet.com, Inc.

(formerly known as Street Technologies, Inc.):

    We have audited the accompanying balance sheet of 7thStreet.com, Inc. (a Delaware corporation) as of December 31, 1998, and the related statements of operations, stockholders' equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 7thStreet.com, Inc. as of December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

New York, New York
February 17, 1999

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of 7thStreet.com, Inc.

(formerly known as Street Technologies, Inc.):

    We have audited the accompanying balance sheet of 7thStreet.com, Inc. (a Delaware corporation) as of December 31, 1997, and the related statements of operations, stockholders' equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 7thStreet.com, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          KPMG LLP

Stamford, CT

June 5, 1998

                             7(TH) STREET.COM, INC.

                                 BALANCE SHEETS

                           DECEMBER 31, 1998 AND 1997

                                                                                          1998           1997
                                                                                      -------------  -------------
                                                      ASSETS

CURRENT ASSETS:
  Cash and cash equivalents.........................................................  $   1,349,611  $   1,109,222
  Accounts receivable, net of allowance of $12,822 in 1998 and $6,000 in 1997,
    respectively....................................................................        602,679        413,468
  Prepaid expenses and other current assets.........................................        288,908        352,901
                                                                                      -------------  -------------
      Total current assets..........................................................      2,241,198      1,875,591

COMPUTER SOFTWARE, NET..............................................................        525,217             --

EQUIPMENT AND FURNITURE, NET........................................................        359,273        383,084

OTHER ASSETS........................................................................         21,170          7,658
                                                                                      -------------  -------------
      Total assets..................................................................  $   3,146,858  $   2,266,333
                                                                                      -------------  -------------
                                                                                      -------------  -------------

                                  LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
  Accounts payable..................................................................  $     181,030  $     168,369
  Accrued expenses..................................................................        275,587        148,938
  Current portion of capital lease obligations......................................         57,123         88,837
  Deferred revenue..................................................................      1,352,505        622,789
                                                                                      -------------  -------------
      Total current liabilities.....................................................      1,866,245      1,028,933

CAPITAL LEASE OBLIGATIONS...........................................................             --         57,123

DEFERRED REVENUE....................................................................      1,234,088      1,643,499
                                                                                      -------------  -------------
      Total liabilities.............................................................      3,100,333      2,729,555
                                                                                      -------------  -------------

COMMITMENTS AND CONTINGENCIES (NOTE 9)

STOCKHOLDERS' EQUITY (DEFICIT):
  Common Stock, $.0005 par value; authorized 30,000,000 shares; issued and
    outstanding 14,002,235 and 14,000,000 shares in 1998 and 1997, respectively.....          7,001          7,000
  Convertible Preferred Stock Series A, $.0005 par value; authorized 6,000,000 shares; issued and outstanding 5,520,930 shares in 1998 and 1997, respectively
    (liquidation preference--$.63 per share)........................................      3,318,400      3,318,400
  Convertible Preferred Stock Series B, $.0005 par value; authorized 6,405,979
    shares; no shares issued and outstanding in 1998 and 1997, respectively.........             --             --
  Additional paid-in capital........................................................        155,851             --
  Accumulated deficit...............................................................     (3,434,727)    (3,788,622)
                                                                                      -------------  -------------
      Total stockholders' equity (deficit)..........................................         46,525       (463,222)
                                                                                      -------------  -------------
      Total liabilities and stockholders' equity (deficit)..........................  $   3,146,858  $   2,266,333
                                                                                      -------------  -------------
                                                                                      -------------  -------------

   The accompanying notes are an integral part of these financial statements.

                             7(TH) STREET.COM, INC.

                            STATEMENTS OF OPERATIONS

                FOR THE YEARS ENDED DECEMBER 31, 1998 AND 19977

                                                                                          1998           1997
                                                                                      -------------  -------------
REVENUES:
  Technology licenses and maintenance...............................................  $   3,155,555  $   3,832,582
  Content, subscription and other...................................................      1,527,530        355,424
                                                                                      -------------  -------------
      Total revenues................................................................      4,683,085      4,188,006

COSTS OF REVENUES:
  Content, subscription, maintenance and other......................................        312,449        569,318
                                                                                      -------------  -------------
      Gross profit..................................................................      4,370,636      3,618,688
                                                                                      -------------  -------------

OPERATING EXPENSES:
  Research, development and production..............................................      2,238,779      2,429,327
  Selling and marketing.............................................................        880,193      1,852,458
  General and administrative........................................................        983,453      1,025,977
                                                                                      -------------  -------------
      Total operating expenses......................................................      4,102,425      5,307,762
                                                                                      -------------  -------------
      Income (loss) from operations.................................................        268,211     (1,689,074)

INTEREST INCOME, net................................................................         85,684        163,151
                                                                                      -------------  -------------
      Income (loss) before provision for income taxes...............................        353,895     (1,525,923)

PROVISION FOR INCOME TAXES..........................................................             --         22,829
                                                                                      -------------  -------------
      Net income (loss).............................................................  $     353,895  $  (1,548,752)
                                                                                      -------------  -------------
                                                                                      -------------  -------------
  Net income (loss) per share
      Basic.........................................................................  $         .03  $        (.11)
                                                                                      -------------  -------------
                                                                                      -------------  -------------
      Diluted.......................................................................  $         .02  $        (.11)
                                                                                      -------------  -------------
                                                                                      -------------  -------------
  Weighted average shares outstanding
      Basic.........................................................................     14,000,612     14,000,000
                                                                                      -------------  -------------
                                                                                      -------------  -------------
      Diluted.......................................................................     19,521,542     14,000,000
                                                                                      -------------  -------------
                                                                                      -------------  -------------

   The accompanying notes are an integral part of these financial statements.

                             7(TH) STREET.COM, INC.

                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                FOR THE YEARS ENDED DECEMBER 31, 1998 AND 19977

                                                PREFERRED STOCK
                                  -------------------------------------------
                                  CONVERTIBLE SERIES A  CONVERTIBLE SERIES B        COMMON STOCK       ADDITIONAL
                                  --------------------  ---------------------  ----------------------    PAID-IN    ACCUMULATED
                                   SHARES     AMOUNT     SHARES      AMOUNT     SHARES      AMOUNT       CAPITAL      DEFICIT
                                  ---------  ---------  ---------  ----------  ---------  -----------  -----------  ------------
BALANCE, December 31, 1996......  5,520,930  $3,273,000 3,202,900  $4,630,664  14,000,000  $   7,000    $      --    $(2,239,870)

  Exchange of Series B Preferred
    Stock.......................         --         --  (3,202,900) (4,630,664)        --         --           --            --
  Series A Preferred Stock
    accretion...................         --     45,400         --          --         --          --           --            --
  Net loss......................         --         --         --          --         --          --           --    (1,548,752)
                                  ---------  ---------  ---------  ----------  ---------  -----------  -----------  ------------
BALANCE, December 31, 1997......  5,520,930  3,318,400         --          --  14,000,000      7,000           --    (3,788,622)

  Exercise of Common Stock
    options.....................         --         --         --          --      2,235           1          851            --
  Compensation expense in
    connection with Common Stock
    option issuances............         --         --         --          --         --          --      155,000            --
  Net income....................         --         --         --          --         --          --           --       353,895
                                  ---------  ---------  ---------  ----------  ---------  -----------  -----------  ------------

BALANCE, December 31, 1998......  5,520,930  $3,318,400        --  $       --  14,002,235  $   7,001    $ 155,851    $(3,434,727)
                                  ---------  ---------  ---------  ----------  ---------  -----------  -----------  ------------
                                  ---------  ---------  ---------  ----------  ---------  -----------  -----------  ------------


                                  STOCKHOLDERS'
                                     EQUITY
                                   (DEFICIT)
                                  ------------
BALANCE, December 31, 1996......   $5,670,794
  Exchange of Series B Preferred
    Stock.......................   (4,630,664)
  Series A Preferred Stock
    accretion...................       45,400
  Net loss......................   (1,548,752)
                                  ------------
BALANCE, December 31, 1997......     (463,222)
  Exercise of Common Stock
    options.....................          852
  Compensation expense in
    connection with Common Stock
    option issuances............      155,000
  Net income....................      353,895
                                  ------------
BALANCE, December 31, 1998......   $   46,525
                                  ------------
                                  ------------

   The accompanying notes are an integral part of these financial statements.

                              7TH STREET.COM, INC.

                            STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                                                           1998          1997
                                                                                       ------------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)..................................................................  $    353,895  $  (1,548,752)
  Adjustments to reconcile net income (loss) to net cash provided by (used in)
    operating activities--
      Depreciation and amortization..................................................       573,589        135,610
      Accretion of Series A Preferred Stock..........................................            --         45,400
      License revenue recognized in 1997 in exchange of Series B Convertible
        Preferred Stock..............................................................            --     (2,439,664)
      Non cash compensation expense..................................................       155,000             --
      Changes in operating assets and liabilities--
        Accounts receivable..........................................................      (189,211)      (324,237)
        Prepaid expenses and other current assets....................................      (192,211)      (321,693)
        Accounts payable.............................................................        12,661         38,933
        Accrued expenses.............................................................       126,649        (67,139)
        Deferred revenue.............................................................       320,305     (1,066,462)
                                                                                       ------------  -------------
          Net cash provided by (used in) operating activities........................     1,160,677     (5,548,004)
                                                                                       ------------  -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures--equipment and furniture......................................      (159,589)      (183,646)
  Capital expenditures--software.....................................................      (654,207)            --
  Increase in other assets...........................................................       (18,507)            --
                                                                                       ------------  -------------
          Net cash used in investing activities......................................      (832,303)      (183,646)
                                                                                       ------------  -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from the exercise of Common Stock options.................................           852             --
  Payments on capital leases.........................................................       (88,837)       (78,530)
                                                                                       ------------  -------------
          Net cash used in financing activities......................................       (87,985)       (78,530)
                                                                                       ------------  -------------
          Net increase (decrease) in cash and cash equivalents.......................       240,389     (5,810,180)
CASH AND CASH EQUIVALENTS, beginning of year.........................................     1,109,222      6,919,402
                                                                                       ------------  -------------
CASH AND CASH EQUIVALENTS, end of year...............................................  $  1,349,611  $   1,109,222
                                                                                       ------------  -------------
                                                                                       ------------  -------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
      Cash paid for interest.........................................................  $     13,187  $      23,514
                                                                                       ------------  -------------
                                                                                       ------------  -------------

   The accompanying notes are an integral part of these financial statements.

                             7(TH) STREET.COM, INC.

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1997

1. INCORPORATION AND NATURE OF BUSINESS

    Street Technologies, Inc. (the "Company") was incorporated under the laws of the State of Delaware on November 14, 1995. The Company markets interactive multimedia courseware that is accessed instantly over the Internet and intranets.

    The Company relies on its streaming technology and content aggregation to deliver enriched online learning. The Company's streaming technology allows digital video, audio, graphics and animation to be accessed simultaneously by multiple users over the Internet and intranets.

    The Company's principal products include StreamMaker, an authoring tool for developing streams, Learning University, an advanced learning distribution system for online multimedia courses for organizations, and Tutorials.com, an advanced learning distribution system for online multimedia courses for individuals.

    The Company merged with 7thLevel, Inc. in February 1999. In connection with the merger, the Company changed its name to 7thStreet.com, Inc. (See Note 10).

2. SIGNIFICANT ACCOUNTING POLICIES

CASH EQUIVALENTS

    Cash equivalents were $1,287,478 and $1,046,442 at December 31, 1998 and 1997, respectively, and consisted of certificates of deposit and short-term mutual funds with maturities under ninety days. For purposes of the statement of cash flows, the Company considers all investments with original maturities of ninety days or less to be cash equivalents.

REVENUE RECOGNITION

    The Company recognizes revenue in accordance with the provisions of Statement of Position ("SOP") No. 97-2, "Software Revenue Recognition." Revenues from software license agreements are recognized upon delivery and acceptance of the software if there are no significant post-delivery and acceptance obligations, and payment is fixed and determinable. Revenues for post-contract customer support are recognized ratably over the term of the support period. Revenues from development and consulting services are recognized in the period in which services are provided and the revenues are fixed and determinable.

    For direct and indirect sales to organizations, the Company recognizes revenue for the software license at the time of sale. In most instances, the Company provides web hosting services. The Company recognizes revenue for this post-contract support ratably over the hosting period, which is generally one year.

    The Company recognizes revenue for the sale to resellers during the year as product is delivered and payment is made. In most instances, the Company provides web hosting services and therefore recognizes revenue for this post-contract support ratably over the hosting period.

    Prior to January 1, 1998, the Company recognized revenue in accordance with SOP No. 91-1, "Software Revenue Recognition".

                             7(TH) STREET.COM, INC.

                           DECEMBER 31, 1998 AND 1997

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
DEPRECIATION AND AMORTIZATION

    The Company provides for depreciation and amortization using the straight-line method to allocate the cost of property and equipment over their estimated useful lives as follows:

                                                                            ESTIMATED USEFUL
ASSET CLASSIFICATION                                                              LIFE
------------------------------------------------------------------------  --------------------
Computer equipment......................................................        3 years
Furniture and fixtures and office equipment.............................        10 years

SOFTWARE DEVELOPMENT COSTS

    Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed," requires the capitalization of certain software development costs once technological feasibility is established. The capitalized cost is then amortized on a straight-line basis over the estimated product life, or on the ratio of current revenues to total projected product revenues, whichever is greater.

    For the year ended December 31, 1998, the Company has capitalized $525,217 of software development costs, net of accumulated amortization of $385,192. These costs will be amortized over a period of nine months to five years. Software development costs incurred prior to achieving technological feasibility are charged to development expense as incurred.

    For the year ended December 31, 1997, the Company has determined that the period between achieving technological feasibility which the Company has defined as the establishment of a working model, and the general availability of such software has been short and, as a result, software development costs qualifying for capitalization have been insignificant. Accordingly, in the accompanying 1997 statement of operations software development costs have been expensed as incurred and included in research and development costs.

LONG-LIVED ASSETS

    The Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Under the provisions of this statement, the Company has evaluated its long-lived assets for financial impairment, and will continue to evaluate them as events or changes in circumstances indicate that the carrying amount of such assets may not be fully recoverable.

    The Company evaluates the recoverability of long-lived assets held for sale by comparing the asset's carrying amount with its fair value less cost to sell. Based on these evaluations, there were no adjustments to the carrying value of long-lived assets in 1998 or 1997.

RECLASSIFICATIONS

    Certain prior year balances have been reclassified to conform to the current year presentation.

INCOME TAXES

    The Company accounts for income taxes under SFAS No. 109, "Accounting for Income Taxes." SFAS No. 109 requires using the asset and liability method of accounting for income taxes. Under this method,

                             7(TH) STREET.COM, INC.

                           DECEMBER 31, 1998 AND 1997

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities, and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are provided against deferred tax assets when, in the opinion of management, net deferred assets are not expected to be realized.

EARNINGS (LOSS) PER SHARE

    In 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 128, "Earnings Per Share" ("SFAS No. 128"). This statement established standards for computing and presenting earnings per share. This statement is effective for periods ending after December 15, 1997.

    Basic earnings per share was determined by dividing net income (loss) by the weighted average common shares outstanding during the period. Diluted earnings per share was determined by dividing net income (loss) by diluted weighted average shares outstanding. Diluted weighted average shares reflects the dilutive effect, if any, of common equivalent shares and nominal issuances. Common equivalent shares include common stock options and warrants to the extent their effect is dilutive, based on the treasury stock method.

STOCK-BASED COMPENSATION

    In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation," which requires the measurement of the fair value of stock options or warrants granted to employees to be included in the statement of operations or, alternatively, disclosed in the notes to financial statements. The Company has determined that it will continue to apply the provisions of Accounting Principles Board Opinion ("APB") No. 25 in determining measurement of compensation expense and to disclose in the notes to its financial statements the impact on net earnings as if the fair-value-based compensation cost had been recognized.

USE OF ESTIMATES AND OTHER UNCERTAINTIES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

    The Company's estimates and future results could be adversely affected by a number of uncertainties related to its new software products. Such factors include, but are not limited to, market acceptance; ability to obtain sales volumes and adequate prices; the Company's sustained commitment of resources to further development and market the technology; and the technological competitive advantage of these new products.

                             7(TH) STREET.COM, INC.

                           DECEMBER 31, 1998 AND 1997

3. SIGNIFICANT SOFTWARE LICENSE, MAINTENANCE AND RESELLER AGREEMENTS

        a. On September 30, 1998, the Company entered into a technology license agreement with a customer whereby the customer received the right to use Streammaker. Additionally, the customer will pay the Company a 10% royalty for customer's sale of content developed with Streammaker. This agreement, which replaced a previous technology agreement executed in January 1997, specified that in conjunction with the execution of the agreement, certain royalties previously owed to each party would be paid.

    In consideration, the customer paid the Company the net amount due of $366,648, which represented $684,648 due to the Company less $318,000 due to the customer. $512,648 of the total $684,648 was recognized as technology license revenue in 1998, and $172,000 was deferred on September 30, 1998 and will be recognized ratably over a two-year period.

        b. On May 1, 1998, the Company entered into a software license and content acquisition agreement, whereby the customer received a 75-year license for the use of Streammaker. The customer also received a maintenance contract for two years and the authority to resell the Company's software. In consideration, the customer paid the Company $2,500,000, of which $2,153,000 was recognized as technology license and content revenue in 1998, and $347,000 was deferred on May 1, 1998 and will be recognized ratably over a two-year period.

        c. On December 18, 1996, the Company entered into a Streammaker license agreement with a customer, whereby the customer received the perpetual right to incorporate Streammaker into the customer's software products, and software maintenance for five years. In consideration, the customer agreed to pay the Company a percentage of the revenue attributable to the sale of content developed with Streammaker. As part of this agreement, the customer paid the Company $1,000,000, a guaranteed minimum royalty for 1997. The $1,000,000 was deferred at December 31, 1996 and recognized as technology license revenue in 1997.

    Concurrent with this agreement, the same customer purchased 3,202,990 shares of Convertible Preferred Stock Series B for $4,630,664 (net of issuance costs of $366,000).

    On December 24, 1997, the Company and the customer amended the aforementioned technology license agreement whereby the customer's license became royalty free. In consideration, the customer paid the Company $300,000 and returned the Company's Convertible Series B Preferred Stock.

    In 1997, the Company accounted for this exchange as a sale and has allocated $2,739,664 of the total consideration to technology license revenue recognized in 1997. The balance of the consideration has been allocated to the performance of future maintenance and has been deferred at December 31, 1997, to be recognized as maintenance revenue ratably over the maintenance period. In 1998, approximately $548,000 was recognized in maintenance revenue under this contract.

                             7(TH) STREET.COM, INC.

                           DECEMBER 31, 1998 AND 1997

4. EQUIPMENT AND FURNITURE

    Equipment and furniture at December 31, 1998 and 1997 consisted of the following:

                                                                         1998         1997
                                                                      -----------  -----------
Computer equipment..................................................  $   588,872  $   436,639
Furniture, fixtures and office equipment............................      134,920      127,562
                                                                      -----------  -----------
                                                                          723,792      564,201
Less--Accumulated depreciation......................................     (364,519)    (181,117)
                                                                      -----------  -----------
                                                                      $   359,273  $   383,084
                                                                      -----------  -----------
                                                                      -----------  -----------

    Depreciation and amortization expense on property and equipment, including capital leases, was approximately $183,000 and $136,000 in 1998 and 1997, respectively. The book value of equipment under capital leases included in equipment and furniture was $254,478 at December 31, 1998 and 1997.

5. CONCENTRATION OF CREDIT RISK AND SIGNIFICANT CUSTOMERS

    SFAS No. 105, "Disclosure of Information About Financial Instruments With Off-Balance Sheet Risk and Financial Instruments With Concentrations of Credit Risk," requires disclosure of any significant off-balance sheet risk and credit risk concentrations. The Company maintains its cash and cash equivalents with several financial institutions and invests in investment-grade securities.

    The Company recorded revenues of greater than 10% of total revenues from the following customers:

                             DECEMBER 31,
                   --------------------------------
                        1998             1997
                   ---------------  ---------------
   SIGNIFICANT       PERCENTAGE       PERCENTAGE
    CUSTOMER         OF REVENUES      OF REVENUES
-----------------  ---------------  ---------------
   1.........                48%              --
   2.........                12%              81%
   3.........                11%              --

6. INCOME TAXES

    For 1998, the Company had no federal income tax expense and state income tax expense was insignificant. The provision for income taxes for the year ended December 31, 1997 was $22,829, of which $16,829 was current federal and $6,000 was current state and local.

                             7(TH) STREET.COM, INC.

                           DECEMBER 31, 1998 AND 1997

6. INCOME TAXES (CONTINUED)
    Actual income tax expense differs from the amount computed by applying the U.S. Federal income tax rate of 34% to loss before income taxes for the year ended December 31, 1997 as a result of the following:

                                                                                                          1997
                                                                                                       -----------
Expected Federal income tax benefit..................................................................  $  (518,814)
State and local income taxes, net of Federal benefit.................................................        3,960
Non deductible expenses..............................................................................       14,600
Valuation allowance..................................................................................      523,083
                                                                                                       -----------
  Total income tax expense...........................................................................  $    22,829
                                                                                                       -----------
                                                                                                       -----------

    At December 31, 1998, the Company had operating loss carryforwards available to offset future federal taxable income of approximately $1,269,000. These operating loss carryforwards expire at various dates through 2012 and under
Section 382 of the Internal Revenue Code, may be limited due to ownership changes.

    The approximate income tax effect of each type of temporary difference and carryforward that gives rise to the Company's deferred tax asset as of December 1998 and 1997 are as follows:

                                                                        1998          1997
                                                                    ------------  ------------
Deferred revenue..................................................  $    820,158  $    887,355
Net operating loss carryforwards..................................       513,836       318,846
Inventory obsolescence............................................       117,167       199,484
Other temporary differences.......................................       101,660        62,627
Software development costs........................................      (212,713)           --
                                                                    ------------  ------------
                                                                       1,340,108     1,468,312
Less--Valuation allowance.........................................     1,340,108     1,468,312
                                                                    ------------  ------------
      Net deferred tax asset......................................  $         --  $         --
                                                                    ------------  ------------
                                                                    ------------  ------------

    The Company has recorded a valuation allowance equal to its net deferred tax asset due to the uncertainty of realizing the benefit of this asset.

7. STOCKHOLDERS' EQUITY (DEFICIT)

COMMON STOCK

    The Company has authorized capital of 30,000,000 shares of Common Stock with a par value of $0.0005 per share. As part of the initial capital investment to form the Company, 12,000,000 shares of Common Stock were issued to the Company's Chairman and Chief Executive Officer at par value. On January 6, 1996, the Company issued 2,000,000 shares of Common Stock in connection with the acquisition of Nova Productions, Inc., a Colorado-based software company.

PREFERRED STOCK

    The Company has authorized 6,000,000 shares of Convertible Preferred Stock Series A (Series A Preferred Stock). On April 6, 1996, the Company entered into a Securities Purchase Agreement with

                             7(TH) STREET.COM, INC.

                           DECEMBER 31, 1998 AND 1997

7. STOCKHOLDERS' EQUITY (DEFICIT) (CONTINUED)
Charterhouse Equity Partners II, L.P. and Chief Nominees Limited (collectively, the "Investors") whereby the Investors purchased 5,520,930 shares of Series A Preferred Stock for $3,500,000. Each share of Series A Preferred Stock is convertible into one share of the Company's Common Stock.

    The Company has authorized 6,405,979 shares of Convertible Preferred Stock Series B (Series B Preferred Stock). On December 18, 1996, the Company entered into a Securities Purchase Agreement with the customer described in Note 3c, whereby the customer purchased 3,202,990 shares of Series B Preferred Stock for $4,996,664, inclusive of issuance costs of $366,000. Each share of Series B Preferred Stock is convertible into one share of the Company's Common Stock.

    On December 24, 1997, the Company and the customer entered in an agreement whereby the customer exchanged the shares of Series B Preferred Stock and $300,000 in consideration for amendments to the original License Agreement (see
Note 3).

    All preferred stockholders are entitled to receive dividends and other distributions equivalent to those declared or paid on Common Stock as if all Preferred Stock had been converted into shares of Common Stock. No such dividends have been declared.

    Each share of Preferred Stock is convertible at the option of the holder and is mandatorily converted into Common Stock upon the closing of an initial public offering if the amount raised in the initial public offering is $12.5 million in the aggregate and at least $3.12 per share.

WARRANTS

    Effective December 18, 1996, the Company issued a warrant to purchase up to 64,000 shares of Series B Preferred Stock, par value $0.0005 per share of the Company for a per share price of $1.56 with an expiration date of December 15, 2001.

8. STOCK OPTIONS

    On January 29, 1996, the Company established the Stock Option Plan (the "Plan") which was amended on October 10, 1997. The Plan provides for the grant of incentive and nonqualified stock options to employees, directors and certain consultants. All stock options are issued with exercise prices equal to fair market value at the date of grant, as determined by the Company's Board of Directors. At December 31, 1998, there were 650,500 shares available for issuance under the Plan.

                             7(TH) STREET.COM, INC.

                           DECEMBER 31, 1998 AND 1997

8. STOCK OPTIONS (CONTINUED)
    The table below provides a summary of stock option activity for the years ended December 31, 1998 and 1997:

                                                                                    WEIGHTED
                                                                                  AVERAGE PRICE
                                                                       SHARES       PER SHARE
                                                                     ----------  ---------------
Outstanding at December 31, 1996...................................   1,959,000     $    0.33
    Options granted................................................     683,500          1.56
    Options cancelled..............................................    (930,000)         0.40
                                                                     ----------         -----
Outstanding at December 31, 1997...................................   1,712,500          0.73
    Options granted................................................     567,000          1.61
    Options canceled...............................................     (27,765)         0.76
    Options exercised..............................................      (2,235)         1.02
                                                                     ----------         -----
Outstanding at December 31, 1998...................................   2,249,500          0.97
                                                                     ----------         -----
                                                                     ----------         -----
Exercisable at December 31, 1998...................................     964,208     $    0.63
                                                                     ----------         -----
                                                                     ----------         -----

                             7(TH) STREET.COM, INC.

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1997

8. STOCK OPTIONS (CONTINUED)

    Employee and consultant options are normally exercisable in increments over a three or four year period or are based on meeting certain performance goals, such as sales plans. At December 31, 1998, options outstanding had a weighted average remaining contractual life of 8.16 years.

    The Company adopted SFAS No. 123 during 1996 and elected to continue to apply the provisions of APB 25 in measuring compensation expense. As such, the Company does not recognize compensation expense relating to the issuance of employee stock options where the exercise price of the option equaled the fair value (as determined by the Company's Board of Directors) of the stock on the date of grant. As a nonpublic entity, the Company utilizes the minimum value method to determine the fair value of the options on the date of grant in accordance with SFAS No. 123. In January 1998, the Company's President issued 100,000 options to purchase shares of the Company's common stock owned by him to an employee. As the shares were issued at an amount that was below fair market value, a compensation expense of $155,000 was recognized in the Company's December 31, 1998 financial statements.

    The weighted average fair value of options granted in 1998 ranged from $0.47--$0.52 per share, and in 1997 ranged from $0.20-$0.24 per share based on the following weighted average estimates on the date of grant using the modified Black-Scholes option pricing model:

                                                                          1998           1997
                                                                    ----------------  ----------
Risk-free interest rate...........................................    4.39%-5.81%          6.75%
Expected life in years............................................         7                 10
Expected volatility and dividends.................................         --                --

    Had the Company recorded compensation for the options issued in 1998 and 1997, the following would be the resultant pro forma amounts of net income
(loss):

                                                                        1998         1997
                                                                     ----------  -------------
Net income (loss)--as reported.....................................  $  353,895  $  (1,548,752)
Net income (loss)--pro forma.......................................      66,550     (1,657,675)

9. LEASE COMMITMENTS

    The Company has operating leases for its office facilities which expire on various dates through 2000. The leases provide for escalation and additional payments relating to operating expenses.

    The Company leases certain computer and office equipment under capital leases expiring on various dates through 1999. The following is a schedule of future minimum lease payments for capital and operating leases as of December 31, 1998:

                                                                          CAPITAL   OPERATING
                                                                          LEASES      LEASES
                                                                         ---------  ----------
Year ending December 31
    1999...............................................................  $  59,513  $  124,900
    2000...............................................................         --      15,200
                                                                         ---------  ----------
        Total minimum lease payments...................................     59,513  $  140,100
                                                                         ---------  ----------
                                                                         ---------  ----------
    Less--Interest component...........................................     (2,390)
                                                                         ---------  ----------
        Present value of minimum lease payments........................     57,123
    Less--Current portion..............................................     57,123
                                                                         ---------  ----------
        Noncurrent portion.............................................  $      --
                                                                         ---------  ----------
                                                                         ---------  ----------

    Rent expense for all operating leases was approximately $166,000 and $177,000 for 1998 and 1997, respectively.

                             7(TH) STREET.COM, INC.

                           DECEMBER 31, 1998 AND 1997

10. RELATED PARTY TRANSACTIONS

    The Company maintains a key man life insurance policy for its President. The face amount of the policy is $5,000,000, and the Company is the beneficiary to the policy. The premiums for this policy are $11,710 per annum. As of December 31, 1998, there is no cash surrender value on this policy.

11. SUBSEQUENT EVENT

    In February 1999, the Company merged with 7(th) Level, Inc., ("7(th) Level") a public company that uses its streaming technology to market multimedia communications products. To consummate the transaction, 7(th) Level issued 4,948,182 shares of 7(th)Level's Common Stock and shares of 7(th) Level's Series D 8% Preferred Stock ("Series D") with an aggregate liquidation preference of $21,643,970. Upon the receipt of shareholder approval, the Series D shares will convert into Common Stock at $3.00. In addition to the preferred dividends, the Preferred shares are entitled to participate with the Common Stock in dividends and distributions and to vote on most matters on an "as converted" basis. The total value of the transaction is $36,488,516 and will be accounted for by 7(th)Level using the purchase method of accounting.

         SUMMARY UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA

    The following pro forma consolidated combined condensed balance sheet and statement of operations of 7(th) Level, Inc. as of and for the year ended December 31, 1998, have been derived from 7(th) Level, Inc.'s consolidated financial statements, which have been prepared in accordance with generally accepted accounting principles and have been audited by Arthur Andersen LLP. The condensed balance sheet and statement of operations for 7thStreet.com, Inc. (formerly Street Technologies, Inc.) for the year ended December 31, 1998, have been derived from 7thStreet.com, Inc.'s financial statements which have been prepared in accordance with generally accepted accounting principles and have been audited by Arthur Andersen LLP, independent public accountants. All of the financial data set forth below should be read in conjunction with the consolidated financial statements of 7(th)Level, Inc. filed on the Company's Form 10-K and the financial statements of 7thStreet.com, Inc. which are included in this Form 8-K/A.

    The following tables present summary unaudited pro forma combined condensed financial information after giving effect to the 7(th) Street.com, Inc. Merger. The Merger has been accounted for using purchase accounting. The pro forma combined condensed balance sheet has been prepared as if such transaction had been effective as of December 31, 1998, while the pro forma combined condensed statement of operations for the year ended December 31, 1998 has been prepared as if such transaction had been effective as of January 1, 1998. The data below is presented for illustrative purposes and is not necessarily indicative of the operating results or financial positions that would have occurred or that will occur in the future.

         SUMMARY UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA

    The following pro forma consolidated combined condensed balance sheet and statement of operations of 7(th) Level, Inc. as of and for the year ended December 31, 1998, have been derived from 7(th) Level, Inc.'s consolidated financial statements, which have been prepared in accordance with generally accepted accounting principles and have been audited by Arthur Andersen LLP. The condensed balance sheet and statement of operations for 7thStreet.com, Inc. (formerly Street Technologies, Inc.) for the year ended December 31, 1998, have been derived from 7thStreet.com, Inc.'s financial statements which have been prepared in accordance with generally accepted accounting principles and have been audited by Arthur Andersen LLP, independent public accountants. All of the financial data set forth below should be read in conjunction with the consolidated financial statements of 7(th)Level, Inc. filed on the Company's Form 10-K and the financial statements of 7thStreet.com, Inc. which are included in this Form 8-K/A.

    The following tables present summary unaudited pro forma combined condensed financial information after giving effect to the 7(th) Street.com, Inc. Merger. The Merger has been accounted for using purchase accounting. The pro forma combined condensed balance sheet has been prepared as if such transaction had been effective as of December 31, 1998, while the pro forma combined condensed statement of operations for the year ended December 31, 1998 has been prepared as if such transaction had been effective as of January 1, 1998. The data below is presented for illustrative purposes and is not necessarily indicative of the operating results or financial positions that would have occurred or that will occur in the future.

                                7TH LEVEL, INC.

       PRO FORMA COMBINED CONDENSED BALANCE SHEET AS OF DECEMBER 31, 1998

                                          ASSETS

                                                 STREET
                                              TECHNOLOGIES,
                                 7TH LEVEL        INC.        ADJUSTMENTS      PRO FORMA
                                ------------  -------------   -----------     ------------
Current assets:
  Cash and cash equivalents...  $ 11,215,702    1,349,611              --     $ 12,565,313
  Accounts receivable, net....        42,317      602,679              --          644,996
  Prepaid expenses and other
    current assets............       286,238      288,908              --          575,146
                                ------------  -------------   -----------     ------------
      Total current assets....    11,544,257    2,241,198              --       13,785,455
Fixed assets, net.............     1,399,652      359,273              --        1,758,925
Capitalized software, net.....            --      525,217      13,626,000(1)    14,151,217
Intangible assets.............         7,059           --       3,162,000(1)     3,169,059
Goodwill......................            --           --       8,441,876(2)     8,441,876
Other assets..................        65,421       21,170              --           86,591
                                ------------  -------------   -----------     ------------
      Total Assets............  $ 13,016,389    3,146,858      25,229,876     $ 41,393,123
                                ------------  -------------   -----------     ------------
                                ------------  -------------   -----------     ------------

                           LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable............       197,962      181,030              --          378,992
  Accrued expenses............     2,172,692      275,587              --        2,448,279
  Current portion of deferred
    revenue...................            --    1,352,505              --        1,352,505
  Current portion of notes
    payable...................       485,135           --              --          485,135
  Capital leases..............       148,493       57,123              --          205,616
  Other current liabilities...       183,114           --              --          183,114
                                ------------  -------------   -----------     ------------
      Total current
        liabilities...........     3,187,396    1,866,245              --        5,053,641
  Deferred revenue............            --    1,234,088              --        1,234,088
  Other long term
    liabilties................        45,916           --              --           45,916
                                ------------  -------------   -----------     ------------
      Total Liabilites........     3,233,312    3,100,333              --        6,333,645
Stockholders Equity
  Common stock................       237,636        7,001          49,482(4)       294,119
  Preferred stock.............       628,800    3,318,400         216,440(4)     4,163,640
  Additional paid in
    capital...................    93,965,769      155,851      33,600,954(4)   127,722,574
  Accumulated deficit.........   (85,049,128)  (3,434,727)     (8,637,000)(3)  (97,120,855)
                                ------------  -------------   -----------     ------------
      Total Stockholders
        Equity................     9,783,077       46,525      25,229,876       35,059,478
                                ------------  -------------   -----------     ------------
      Total Liabilities and
        Equity................  $ 13,016,389    3,146,858      25,229,876     $ 41,393,123
                                ------------  -------------   -----------     ------------
                                ------------  -------------   -----------     ------------

------------------------

(1) Reflects the preliminary allocation of purchase price to certain intangibles, including core technology, assembled work force and trade names, amortized over fifteen years, seven years and twenty years respectively.

(2) Reflects the preliminary allocation of purchase price to goodwill, which is being amortized over a period of twenty years.

(3) The purchase price of approximately $36.5 million includes a one time charge of approximately $8.6 million of in process research and development expense.

(4) Gives effect to the issuance of 4,948,182 shares of Common Stock, and 21,644 shares of Series D Preferred Stock, for an aggregate purchase price of approximately $36.5 million.

(5) Reflects amortization of intangible assets based on the lives described in Note (1) above.

                                7TH LEVEL, INC.

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                 7TH LEVEL    STREET TECHNOLOGIES, INC.   ADJUSTMENTS    PRO FORMA
                                ------------  -------------------------   -----------   ------------
Revenues......................  $  1,571,398          4,683,085                   --    $  6,254,483
Cost of revenue...............       233,454            312,449                   --         545,903
                                ------------         ----------           -----------   ------------
  Gross margin................     1,337,944          4,370,636                   --       5,708,580

Research and product
  development.................     3,629,786          2,238,779                   --       5,868,565
Sales and marketing
  expenses....................       555,593            880,193                   --       1,435,786
General and administrative....     5,428,783            983,453                   --       6,412,236
Amortization of intangible
  assets......................         6,072                 --            1,542,451(5)    1,548,523
                                ------------         ----------           -----------   ------------
      Total expenses..........     9,620,234          4,102,425            1,542,451      15,265,110

Income (loss) from continuing
  operations..................    (8,282,290)           268,211                   --      (9,556,530)
Other Income (Expense)........    (2,675,409)            85,684                   --      (2,589,725)
                                ------------         ----------           -----------   ------------
      Basic and diluted net
        income (loss).........  $(10,957,699)           353,895            1,542,451    $(12,146,255)
                                ------------         ----------           -----------   ------------
                                ------------         ----------           -----------   ------------
      Basic and diluted net
        loss per share........  $      (0.67)                --                   --    $      (0.57)
                                ------------         ----------           -----------   ------------
                                ------------         ----------           -----------   ------------
      Weighted average number
        of common shares......  $ 16,355,158                 --                   --    $ 21,303,340
                                ------------         ----------           -----------   ------------
                                ------------         ----------           -----------   ------------
      Basic and diluted net
        loss per share
        available to common
        stockholders..........  $      (1.03)                --                   --    $      (0.84)
                                ------------         ----------           -----------   ------------
                                ------------         ----------           -----------   ------------

------------------------

(1) Reflects the preliminary allocation of purchase price to certain intangibles, including core technology, assembled work force and trade names, amortized over fifteen years, seven years and twenty years, respectively.

(2) Reflects the preliminary allocation of purchase price to goodwill, which is being amortized over a period of twenty years.

(3) The purchase price of approximately $36.5 million includes a one time charge of approximately $8.6 million of in process research and development expense.

(4) Gives effect to the issuance of 4,948,182 shares of Common Stock, and 21,644 shares of Series D Preferred Stock, for an aggregate purchase price of approximately $36.5 million.

(5) Reflects amortization of intangible assets based on the lives described in Note (1) above.

                                   SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                7(TH) LEVEL, INC.

                                By:              /s/ MARC E. LANDY
                                     -----------------------------------------
                                                   MARC E. LANDY
Date: April 16, 1999                          CHIEF FINANCIAL OFFICER

                               INDEX TO EXHIBITS

  EXHIBIT NO.
---------------

        23.1     Consent of KPMG LLP

        23.2     Consent of Arthur Andersen LLP